CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Post-Effective Amendment No. 20 to Registration Statement No. 33-17224 of Prudential Institutional Liquidity Portfolio, Inc. of our report dated May 9, 1996, appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus, which is also included in such Registration Statement.




Deloitte & Touche LLP
New York, New York
July 7, 1997